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                                                                    EXHIBIT 7.01

                                  AGREEMENT
                              AS TO SCHEDULE 13D
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     By and through this Agreement, dated as of September 1, 1999, the undersigned Buyers of Common Stock, $.01 par value, of Meridian National Corporation, hereby agree to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission Rule
(S) 13d-1(a) pursuant thereto, through the joint filing of a Schedule 13D. The foregoing joint filing shall constitute a statement which is filed on behalf of each of the undersigned Buyers.

     This Agreement is entered into pursuant to Rule 13d-1(k)(1), and each of the undersigned Buyers acknowledges and agrees that it will be filed as an exhibit with jointly filed Schedule 13D.

     IN WITNESS WHEREOF, each of the undersigned Buyers has caused this Agreement as to Schedule 13D to be signed on its behalf by a duly authorized representative.

BUYERS:
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THE BERMAN FAMILY, LLC,                           MNP EXECUTIVE HOLDINGS, LLC,
a Michigan limited liability                      a Michigan limited liability
company                                           company

By: /s/ Larry S. Berman                           By: /s/ Craig L. Stormer
    -------------------------                        -------------------------
    Larry S. Berman, Manager                          Craig L. Stormer, Member

CRAIG L. STORMER, DECLARATION                     THOMAS R. KLEIN, DECLARATION
OF TRUST DATED 7/25/95                            OF TRUST DATED 3/6/95

By: /s/ Craig L. Stormer                          By: /s/ Thomas R. Klein
    -------------------------                        -------------------------
    Craig L. Stormer, Trustee                         Thomas R. Klein, Trustee